Exhibit 99.1

Brookfield Asset Management News Release

BROOKFIELD ASSET MANAGEMENT AND LONGVIEW FIBRE COMPANY ANNOUNCE DEFINITIVE AGREEMENT

BROOKFIELD TO ACQUIRE LONGVIEW FOR US$24.75 PER SHARE

TORONTO, Ontario and LONGVIEW, Washington, February 5, 2007 – Brookfield Asset Management Inc. (NYSE and TSX:BAM) (“Brookfield”) and Longview Fibre Company (NYSE: LFB) (“Longview”) today announced they have entered into a definitive agreement for Brookfield to acquire all the outstanding shares of Longview for cash at a price of US$24.75 per share, for a total transaction value of approximately US$2.15 billion including assumed debt. This represents an 18% premium to the company’s trading price prior to today’s announcement of the definitive agreement and a substantial premium over the company’s trading price prior to the March 6, 2006 disclosure of an unsolicited offer by a third party to acquire Longview.

With this transaction, Brookfield will acquire 588,000 acres of prime, freehold timberlands in Washington and Oregon, the heart of the Pacific Northwest. The high value species, excellent growth rates and significant standing timber inventories make these timberlands among the most valuable in the world. In addition, Brookfield will acquire one of the largest pulp and paper complexes in North America at Longview, Washington, and a network of 15 corrugated container plants located in 12 states.

“Longview Fibre represents an excellent opportunity to acquire one of the largest and highest quality portfolios of freehold timberlands in the U.S., furthering our strategy of investing in high quality assets that generate long term sustainable cash flows that increase in value over time,” commented Sam Pollock, Managing Partner. “We already manage 2 million acres of timberlands in North and South America, including 635,000 acres on the British Columbia west coast, proximate to Longview’s timberlands in the Pacific Northwest. The acquisition of Longview’s timberlands will significantly expand our timberland asset management operations and solidify our position as the fourth largest owner/manager of timberlands in North America by value.”

Brookfield will operate the specialty paper and packaging business under the Longview Fibre name to ensure the continued long history of providing customers with quality products and services. “We believe that there are significant opportunities to enhance these operations and generate attractive returns which will provide employment stability to the communities in which Longview operates,” added Pollock. Brookfield has arranged for $1.35 billion of debt financing to fund the acquisition. The debt will be secured by the existing assets of Longview and have no recourse to Brookfield.

Richard H. Wollenberg, President, CEO and Chairman of the Board of Longview, said, “Longview Fibre’s board and management have undertaken a comprehensive strategic review of our business. After a competitive process and an examination of a wide range of alternatives, we believe this is the best alternative for our shareholders. In addition, we believe we are entrusting the unique assets of Longview Fibre Company, accumulated and nurtured over the past 80 years, to a company with a solid track record of sustainable stewardship and operational excellence.”

Brookfield currently holds 3,039,536 shares of Longview, representing approximately 4.6% of the outstanding shares of the company.

The transaction was unanimously approved by the Longview Board of Directors and is expected to close in the second quarter of 2007, subject to approval by Longview shareholders, expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions. The transaction is not subject to any financing condition.

Merrill Lynch acted as Brookfield’s financial advisor, and Weil, Gotshal & Manges LLP and Stoel Rives LLP acted as the company’s legal counsel.

Goldman, Sachs & Co. and Banc of America Securities LLC, acted as Longview’s financial advisors, and Skadden, Arps, Slate, Meagher & Flom LLP and Perkins Coie LLP acted as the company’s legal counsel.

About Brookfield Asset Management

Brookfield Asset Management Inc. (NYSE/TSX:BAM), focused on property, power and infrastructure assets, has over US$50 billion of assets under management and is co-listed on the New York and Toronto Stock Exchanges under the symbol BAM. For more information, please visit Brookfield’s website at www.brookfield.com.

About Longview Fibre Company

Longview Fibre Company is a real estate investment trust (REIT) engaged in the ownership and management of 588,000 acres of softwood timberlands predominantly located in western Washington and Oregon, and manufactures specialty paper and containers through a wholly owned subsidiary. For more information, please visit Longview’s Web site at www.longviewfibre.com.

Certain Information Regarding Participants

Longview’s directors and certain of its executive officers, as well as Longview, may be deemed to be participants in the solicitation of proxies from Longview’s shareholders in respect of the proposed transaction. Shareholders may obtain information regarding the names, affiliations and interests of such individuals in Longview’s proxy statement for the company’s 2006 annual meeting of shareholders, filed with the SEC on February 27, 2006 on Schedule 14A. A copy of that proxy statement may be obtained free of charge on the Securities and Exchange Commission’s Web site at http://www.sec.gov, through the link to Longview’s SEC filings on the company’s Web site at http://www.longviewfibre.com or by directing a request to Corporate Secretary, 300 Fibre Way, Longview, Washington 98632, (360) 425-1550.

Important Information

In connection with the proposed transaction, Longview expects to file a proxy statement with the SEC. Shareholders should read the proxy statement, when available, because it will contain important information. Shareholders may obtain a copy of the proxy statement (when available) and other documents filed by Longview with the SEC free of charge on the SEC’s Web site at http://www.sec.gov, through the link to Longview’s SEC filings on the company's Web site at http://www.longviewfibre.com or by directing a request to Corporate Secretary, 300 Fibre Way, Longview, Washington 98632, (360) 425-1550.

Contact Information

Brookfield Asset Management Katherine C. Vyse SVP, Investor Relations and Communications (416) 369-8246 kvyse@brookfield.com	Longview Fibre Company Steven J. Buhaly Senior Vice President and Chief Financial Officer 360-575-5915 sjbuhaly@longfibre.com

Statements in this press release that are not historical – including, among other things, as to the expected timing of the completion of the acquisition – may be deemed forward-looking statements within the meaning of US federal securities laws or forward-looking information within the meaning of Canadian securities laws. Although Brookfield and Longview believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be attained or that the transaction will be completed and it is possible that actual circumstances and results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. The completion of and benefits from the transaction are subject to certain risks and uncertainties, including required approvals of Longview’s shareholders and regulatory agencies, the other conditions to the completion of the merger, costs and potential litigation associated with the transaction, the possibility that the anticipated benefits of the merger cannot be fully realized or may take longer to realize than expected, and other risk factors relating to Longview’s business and its industry as detailed from time to time in Longview’s reports filed with the SEC. Neither Longview nor Brookfield undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is directed to Brookfield’s documents filed with the securities regulators in Canada and the United States, including the Annual Information Form under the heading “Business Environment and Risks” as well as Longview’s various filings with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and its annual reports on Form 10-K, for a discussion of such risks and uncertainties.

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